SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934

Date of Report (Date of earliest event reported)

May 31, 2002

PRIVATE BUSINESS, INC.

(Exact name of registrant as specified in its charter)

Tennessee	000-25959	62-1453841

(State or other jurisdiction of	(Commission File	(Employer

incorporation)	Number)	Identification Number)

9020 Overlook Boulevard, Brentwood, Tennessee 37027

(Address of principal executive offices)

(615) 221-8400

(Registrant’s telephone number, including area code:)

Not applicable

(Former name or former address,
if changed since last report)

Item 5. Other Events.
SIGNATURES

Item 5. Other Events.

     For the purpose of informing the market, today Private Business announced the resignation of Joseph P. Mooney as its chief sales officer. The resignation will be effective on Monday June 3, 2002. Currently, Private Business is in the process of restructuring its sales division.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIVATE BUSINESS, INC.

By:	/s/ Michael Berman Michael Berman Assistant Secretary

Date: May 31, 2002